AGREEMENT OF LEASE

Landlord:    Xianyang Pianzhuan Group Corp. (Pianzhuan)

Leasee:      Xianyang Dnon Tech Special Electrical Technical Co., Ltd.(Dnon
             Tech)

This lease agreement between Xianyang Pianzhuan Group Corp.(Pianzhuan),70 West Weiyang Road, Xianyang, Shaanxi province and Xianyang Dnon Tech Special Electrical Technical Co., Ltd (Dnon Tech), based on mutual trust and mutual benefit. The content of this agreement is described below:

1. Pianzhuan agrees to rent a manufacturing plant on the Building No.5 with size of 720 square meters to Dnon Tech for manufacturing purpose.

2. Pianzhuan guarantees the plant facilities including electric power, water, heat and road condition according to the requirement of Dnon Tech.

3. Dnon Tech agrees to pay RMB24,613.37 annually for rent, 15 days before year end.

4. Dnon Tech cannot alter the internal construction structure without the consent of Pianzhuan.

5. Dnon Tech should guarantee to good condition of the building and facilities. Any repair, if it is necessary, should be consent by Pianzhuan.

6. The terms of the agreement is 5 years. The agreement is effective on the date of the agreement signed by each parties.

7. The agreement is signed in Xianyang, Shaanxi province.

8. The agreement has two copies each held by each party.

9. Any dispute related to this Agreement will be negotiated by each party based on mutual trust and good faith.

10.     The agreement will be subjected to and in accordance with the Contract
Law.

Xianyang Dnon Tech Special Electrical Co., Ltd.   Xianyang Pianzhuan Group Corp.

By                                                By

August 20, 1995